Exh. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-4 Nos. 333-101310 and 333-106887-01; Form S-3 Nos. 333-96715, 333-96715-01, 333-89310, 333-89130-76, 333-106888 and 333-106888-01; and Form S-8 Nos. 333-115926, 333-115926-01, 333-97469, 333-97469-01, 333-111384 and 333-111384-01) of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts (the “Company”) and in the related Prospectuses of our reports dated March 1, 2005, with respect to the consolidated financial statements and schedules of the Company, Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts, included in this Joint Annual Report (Form 10-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP

New York, New York
March 1, 2005